PART II AND III

Post-Qualification Offering Circular Amendment No. 2

File No. 024-10822

EXPLANATORY NOTE

This Post-Qualification Amendment No. 2 to Form 1-A (this “Post-Qualification Amendment”) is being filed by Smart Decision, Inc. solely for the purpose of incorporating by reference the Company’s semi-annual financials as reported in Form 1-SA and providing revised Exhibit 12.1. Accordingly, this Post-Qualification Amendment consists only of Part I, this Explanatory Note, Part III, the signature page, and the amended exhibit. The Offering Circular is unchanged and has therefore been omitted.

We are also incorporating by reference the semi-annual financial statements as filed in Form 1-SA filed September 14, 2018

PART III—EXHIBITS

Index to Exhibits

Exhibit
Number	Exhibit Description

2.1*	Amended and Restated Articles of Incorporation
2.2 **	Bylaws
3.1*	Specimen Stock Certificate
4.1 ***	Form of Subscription Agreement
6.4*	Employment Agreement of Adam Green
6.5*	Employment Agreement of Eric Gutmann
6.6 **	GPL Loan Agreement due December 14, 2018
6.7 **	GPL Loan Agreement due March 22, 2019
6.8 **	Gutmann Note due November 11, 2019
6.9 **	Study of home improvement store customers
6.10 **	Minivest Agreement
11.1	Consent of Bauman & Associates Law firm (included in Exhibit 12.1)
11.2 ***	Consent of Salberg & Co, P.A.
12.1	Opinion of Bauman & Associates Law firm
99.1*	Patent
99.2*	Patent Application

* Previously filed with the Company’s Form 1-A filed with the SEC on March 23, 2018.

**Previously filed with the Company’s Form 1-A Amendment filed with the SEC on July 12, 2018.

*** Previously filed with the Company’s Form 1-A Amendment filed with the SEC on July 31, 2018.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on November 26, 2018.

Smart Decision, Inc.

By:	/s/ Adam Green
Name: Adam Green
Title: Chief Executive Officer (Principal Executive Officer)

This Post-Qualification Amendment No. 1 to Form 1-A has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Adam Green	Chief Executive Officer (Principal Executive Officer).	November 26, 2018
Adam Green

/s/ Eric Gutmann	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).	November 26, 2018
Eric Gutmann

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